UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 5, 2007

____________________________

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-23000 (Commission File Number)		95-4217605 (IRS Employer Identification No.)
PO Box 4198 Newport Beach, California 92661 (Address of Principal Executive Offices and zip code)

(949) 673-1907
(Registrant's telephone

number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On April 20, 2007, Trestle Holdings, Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with W-Net, Inc., a California corporation (“W-Net”), pursuant to which W-Net agreed to purchase, and the Company agreed to sell, an aggregate of 135,000,000 shares of the Common Stock, par value $0.001 per share (the “Common Shares”) of the Company for an aggregate purchase price of $350,000.00, or $0.00259 per share, with a $75,000 holdback to be utilized for ordinary course business purposes in the sole discretion of the Company’s Board of Directors appointed on or following the closing of the transactions contemplated by the Purchase Agreement (the “Closing”). The Closing occurred on May 5, 2007. At the Closing, pursuant to the terms of the Purchase Agreement, W-Net acquired the Common Shares. W-Net used its working capital to make the acquisition.

David Weiner, the sole director, officer and shareholder of W-Net, an investment and consulting firm, was Co-President of the Company from December 2002 to April 2003. In connection with separate private placement transactions by the Company occurring during 2004, W-Net received, in connection with its investments therein, warrants to purchase (i) 50,000 shares of the Company’s Common Stock at an exercise price per share equal to $2.00, and (iii) 12,500 shares of the Company’s Common Stock at an exercise price per share equal to $3.00. Additionally, in connection with consulting services provided by W-Net to the Company in 2003, it received warrants to purchase 32,955 shares of the Company’s Common Stock at an exercise price per share equal to $1.00. W-Net also purchased 161,900 shares of the Company’s Common Stock from a third party in a private transaction that closed on January 18, 2006.

Except for the Purchase Agreement and the transactions contemplated by that agreement, and except as other described herein, neither the Company, nor its directors and officers, had any material relationship with W-Net or its directors and officers.

The authorized capital stock of the Company consists solely of (i) 150,000,000 shares of Common Stock, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share. As of April 23, 2007, there were 8,257,214 shares of the Company’s Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding. Immediately following the Closing, there were 143,257,214 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Immediately following the Closing, W-Net owned an aggregate of 135,161,900 shares of the Company’s Common Stock out of the total of 143,257,214 shares of Common Stock issued and outstanding at the Closing, or approximately 94% of the Company’s issued and outstanding shares. Also immediately following the Closing, David Weiner, W-Net’s sole director, officer and shareholder beneficially owned 135,350,500 shares of the Company’s Common Stock out of the total of 143,257,214 shares of Common Stock issued and outstanding at the Closing, or approximately 94% of the Company’s issued and outstanding shares.

Effective as of the Closing, the sole officer of the Company, Eric Stoppenhagen, the Company’s Interim President and Secretary, continued in his positions with the Company.

In accordance with the provisions of the Purchase Agreement, effective as of the Closing, the existing directors of the Company resigned and the following directors were appointed:

Name	Age	Position
David Weiner	50	Director designated by W-Net
Gary Freeman	39	Director designated by W-Net
Steven Walin	51	Director designated by W-Net

The Purchase Agreement provided that, on the closing date, the current directors and officers of the Company would resign and the Company would appoint a new Board of Directors, effective as of the closing date, as directed by W-Net prior to the closing date. W-Net appointed David Weiner, Gary Freeman and Steven Walin to the Board of Directors. Mr. Weiner, Mr. Freeman and Mr. Walin had consented to serve in such capacities. The directors of the Company prior to the Closing approved the Purchase Agreement and the transactions contemplated thereunder.

On April 23, 2007, in its Current Report on Form 8-K, the Company reported the execution of the Purchase Agreement and included a copy of the Purchase Agreement therein as Exhibit 10.1. That Current Report is hereby incorporated by reference. Additionally, on April 23, 2007, the Company filed an Information Statement on Schedule 14f-1 reporting the proposed transaction and the pending change of control of the Company at the Closing.

The issuance of the Common Shares to W-Net was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof. The Company made this determination based on the representations of W-Net which included, in pertinent part, that W-Net was “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that W-Net was acquiring the Common Shares for investment purposes for its own accounts and not as nominee or agent, and not with a view to the resale or distribution thereof, and that W-Net understood that the Common Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Effective as of the Closing, the sole officer of the Company, Eric Stoppenhagen, the Company’s Interim President and Secretary, continued in his positions with the Company.

Effective as of the Closing, the existing directors of the Company resigned and the following directors were appointed:

Name	Age	Position
David Weiner	50	Director designated by W-Net
Gary Freeman	39	Director designated by W-Net
Steven Walin	51	Director designated by W-Net

DAVID WEINER is the President of W-Net Inc., an investment and consulting firm he founded in 1998. Mr. Weiner is also a director of GVI Security Solutions, Inc., a position in which he has served since October 4, 2006. From December 2002 to April 2003, Mr. Weiner was Co-President for the Company. In 1993, Mr. Weiner joined K-tel, a music retailer, as Vice President of Corporate Development. He advanced to the position of President in 1996, which he held until he left to form W-Net in 1998.

To the Company’s knowledge, Mr. Weiner and his affiliates (including W-Net, Inc.) currently beneficially own, as of the Closing, 135,350,500 shares of Common Stock of the Company and warrants to purchase 95,455 shares of Common Stock. Mr. Weiner does not own any other equity securities or rights to acquire any securities of the Company, and no such person has been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the SEC other than with respect to the transactions that have been described herein. Immediately prior to the Closing, Mr. Weiner was not a director of, nor did he hold any position with, the Company, nor did he have a familial relationship with any director or executive officer of the Company.

GARY FREEMAN was elected Co-President and Chief Financial Officer of the Company in January 2003, and resigned the position of Co-President in September 2003 and Chief Financial Officer in July 2004. Mr. Freeman is currently a Partner in Bandari, Beach, Lim, & Cleland’s Audit and Accounting services division. Mr. Freeman also serves as a director of GVI Security Solutions, Inc., a position on which he has serviced since October 4, 2006, and Blue Holdings, Inc., a position on which he has served since December 16, 2005. In conjunction with various consulting engagements, Mr. Freeman has assumed interim senior level management roles at numerous public and private companies during his career. Mr. Freeman was Vice President and director of Kellogg & Andelson, a Southern California based public accounting firm. In 2000, Mr. Freeman co-founded Catalyst Business Systems, a consulting firm, which merged with Kellogg & Andelson in 2002. From 1990 to 2000, Mr. Freeman worked at BDO Seidman, LLP in various capacities, including as a partner from 1998 to 2000.

To the Company’s knowledge, Mr. Freeman and his affiliates currently beneficially own warrants to purchase 35,000 shares of Common Stock. Mr. Freeman does not own any other equity securities or rights to acquire any securities of the Company, and no such person has been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission other than with respect to the transactions that have been described herein. Immediately prior to the Closing, Mr. Freeman was not a director of, nor did he hold any position with, the Company, nor did he have a familial relationship with any director or executive officer of the Company.

STEVEN WALIN is the Chief Executive Officer and a Director of GVI Security Solutions, Inc., a position in which he has served since March 2006. Mr. Walin has over 20 years of experience in the security industry. Most recently, from April 2003 until his appointment as Chief Executive Officer of GVI Security Solutions, Inc., Mr. Walin served as the President of GE Security Enterprise Solutions, a division of General Electric Company that provides security solutions, including video monitoring, intrusion and access control systems. Prior to his employment with GE, from July 2001, Mr. Walin served as the Senior Vice President - North America Security for the Security Systems Division of Siemens Building Technologies. Prior to that, Mr. Walin had been the President and Chief Operating Officer of Securities Technology Group, Inc. until it was acquired by Siemens in July 2001.

To the Company’s knowledge, Mr. Walin and his affiliates do not own any equity securities or rights to acquire any securities of the Company, and no such person has been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission other than with respect to the transactions that have been described herein. Immediately prior to the Closing, Mr. Walin was not a director of, nor did he hold any position with, the Company, nor did he have a familial relationship with any director or executive officer of the Company.

None of the newly appointed directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Until further determination by the Board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

Section 8 - Other Events

Item 8.01 Other Events.

Reference is made to the disclosure set forth under Items 3.02, 5.01 and 5.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

On April 19, 2007, the Company’s Board of Directors approved a distribution of substantially all of the Company’s cash, including proceeds from the Purchase Agreement (other than any amounts required to be held back pursuant to the terms of the Purchase Agreement), aggregating approximately $1.0 million, to the shareholders of record as of April 19, 2007. This excludes the shares issued under the Purchase Agreement.

The payment date for the distribution is May 7, 2007. The ex-dividend date for the distribution is May 8, 2007.

Based on 8,257,214 shares of the Company’s Common Stock outstanding at April 19, 2007, and immediately prior to the Closing, the Company expects the distribution to be $0.121712 per share.

Shareholders having any questions regarding the distribution should contact their broker or the Company’s transfer agent and paying agent, American Stock Transfer & Trust, at (718)921-8206.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Trestle Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

Date: May 7, 2007	By:	/s/ ERIC STOPPENHAGEN
Eric Stoppenhagen
Interim President and Secretary